Exhibit 99.1

Audited financial statements of PSI Systems, Inc. as of and for the nine months ended September 30, 2015 and as of and for the years ended December 31, 2014 and December 31, 2013.

Board of Directors
PSI Systems, Inc.
Mountain View, California

INDEPENDENT AUDITORS’ REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of PSI Systems, Inc.
(dba Endicia), which comprise the balance sheets as of September 30, 2015, December 31, 2014 and 2013, and the related statements of income, stockholder’s equity and cash flows for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PSI Systems, Inc. (dba Endicia) as of September 30, 2015, December 31, 2014 and 2013, and the results of its operations and its cash flows for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As discussed in Note 1 to the financial statements, PSI Systems, Inc. (dba Endicia) was acquired by Stamps.com Inc.  Our opinion is not modified with respect to that matter.

/s/ Frank, Rimerman & Co. LLP

Palo Alto, California
February 2, 2016

PSI Systems, Inc. (dba Endicia)
Balance Sheets

	September 30,	December 31,
	2015	2014	2013

ASSETS
Current Assets
Cash and cash equivalents	$7,955,271	$7,362,931	$2,962,933
Accounts receivable, net of allowance for doubtful accounts of $150,000 ($150,000 in 2014 and $87,000 in 2013)	4,763,956	6,108,442	6,242,754
Inventory	126,968	158,228	127,645
Prepaid expenses and other current assets	1,212,911	925,196	226,205
Deferred income taxes, net	538,000	503,000	425,000
Total current assets	14,597,106	15,057,797	9,984,537
Property and Equipment, net	3,191,728	2,798,713	1,852,310
Intangible Assets, net	1,734,683	2,478,120	3,469,367
Total assets	$19,523,517	$20,334,630	$15,306,214

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$408,038	$699,008	$436,994
Accrued expenses and other current liabilities	6,493,116	5,752,737	5,792,762
Deferred revenue	873,810	1,646,118	1,073,766
Deferred rent	58,942	99,308	95,820
Total current liabilities	7,833,906	8,197,171	7,399,342
Deferred Rent, net of current portion	323,244	-	99,308
Deferred Income Taxes, net	117,000	557,000	940,000
Commitments and Contingencies (Note 5)
Stockholder’s Equity
Parent’s Equity in Company	11,249,367	11,580,459	6,867,564
Total stockholder’s equity	11,249,367	11,580,459	6,867,564
Total liabilities and stockholder’s equity	$19,523,517	$20,334,630	$15,306,214

PSI Systems, Inc. (dba Endicia)
Statements of Income and Stockholder’s Equity

	Nine Months Ended September 30,	Years Ended December 31,
	2015	2014	2013

STATEMENTS OF INCOME
Revenue, net	$48,194,308	$58,512,745	$55,003,282
Cost of Revenue	10,972,495	13,477,204	13,302,298
Gross margin	37,221,813	45,035,541	41,700,984

Sales and marketing	19,472,428	22,958,374	19,180,574
Research and development	7,008,995	8,306,341	7,220,619
General and administrative	7,192,145	7,714,578	6,946,616
	33,673,568	38,979,293	33,347,809
Income from Operations	3,548,245	6,056,248	8,353,175
Other Expenses, net	(76,714)	(93,478)	(26,767)
Income Before Income Tax Expense	3,471,531	5,962,770	8,326,408
Income Tax Expense	(1,677,000)	(2,862,000)	(3,775,000)
Net Income	$1,794,531	$3,100,770	$4,551,408

STATEMENTS OF STOCKHOLDER’S EQUITY
Balance, beginning of period	$11,580,459	$6,867,564	$9,479,877
Transfers from (to) Parent, net	(2,507,617)	985,150	(7,569,520)
Restricted Stock Compensation Expense	381,994	626,975	405,799
Net Income	1,794,531	3,100,770	4,551,408
Balance, end of period	$11,249,367	$11,580,459	$6,867,564

PSI Systems, Inc. (dba Endicia)
Statements of Cash Flows

	Nine Months Ended September 30,	Years Ended December 31,
	2015	2014	2013
Cash Flows from Operating Activities
Net income	$1,794,531	$3,100,770	$4,551,408
Adjustments to reconcile net income to net cash provided by operating activities:
Restricted stock compensation expense	381,994	626,975	405,799
Depreciation and amortization	1,435,770	1,764,357	1,681,769
Change in allowance for doubtful accounts	-	63,000	(46,000)
Changes in operating assets and liabilities:
Accounts receivable	1,344,486	71,312	673,622
Prepaid expenses and other current assets	(287,715)	(698,991)	89,440
Inventory	31,260	(30,583)	37,361
Accounts payable	(290,970)	262,014	358,577
Accrued expenses and other current liabilities	740,379	(40,025)	2,143,788
Deferred income taxes, net	(475,000)	(461,000)	(501,000)
Deferred revenue	(772,308)	572,352	(693,775)
Deferred rent	282,878	(95,820)	(10,440)
Net cash provided by operating activities	4,185,305	5,134,361	8,690,549
Cash Flows from Investing Activities
Purchase of property and equipment	(1,085,348)	(1,719,513)	(644,266)
Net cash used in investing activities	(1,085,348)	(1,719,513)	(644,266)
Cash Flows from Financing Activities
Cash transfers from (to) parent, net	(2,507,617)	985,150	(7,569,520)
Net cash provided by (used in) financing activities	(2,507,617)	985,150	(7,569,520)
Increase in Cash and Cash Equivalents	592,340	4,399,998	476,763
Cash and Cash Equivalents, beginning of period	7,362,931	2,962,933	2,486,170
Cash and Cash Equivalents, end of period	$7,955,271	$7,362,931	$2,962,933

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

1.	Nature of Business

PSI Systems, Inc. (dba Endicia) (the Company) is a leading provider of high volume shipping technologies and solutions for shipping with the U.S. Postal Service® (USPS) and other postal partners.  Founded in 1993 and incorporated in California, the Company offers e-commerce shipping software and solutions that allow users to manage and print shipping and mailing labels with and without postage over the internet.  As of September 30, 2015, the Company was a wholly-owned subsidiary of Newell Rubbermaid Inc. (the Parent).  On November 18, 2015, the Company was acquired by Stamps.com Inc.

2.	Significant Accounting Policies

Basis of Presentation:

These financial statements were prepared in connection with the acquisition of 100% of the issued and outstanding stock of the Company by Stamps.com Inc. from the Parent on November 18, 2015.  The statements of income for the period from January 1, 2015 to September 30, 2015 and the years ended December 31, 2014 and 2013 include all revenue and expenses directly and indirectly attributable to the Company, including allocations of indirect costs incurred by the Parent on behalf of the Company as described below.

Intercompany balances related to activity controlled by the Parent are classified as equity on the balance sheet within Parent’s Equity in the Company, as there was no intent to settle such balances in cash.  Cash transfers between the Company and the Parent were made at the Parent’s discretion and have been reflected on the statements of cash flows and statements of stockholder’s equity.

Direct costs incurred by the Parent on behalf of the Company are charged to the Company.  As a piece of a division of the Parent, the Company received a monthly allocation of costs for corporate functions, at a rate calculated by the Parent on a percentage of annual sales basis.  This allocation included risk management, legal and other professional services, payroll processing, benefits administration, and incremental information technology costs, in addition to other corporate function costs.  Insurance costs, other than those for health and welfare benefits, were allocated to the Company monthly via a rate determined by the Parent based on headcount and other risk factors.  In the opinion of management, these allocation methodologies are reasonable.

The Company also participated in various Parent sponsored self-insurance programs, including but not limited to, general excess liability, property damage, workers compensation and auto liability. These insurance costs were allocated to the Company monthly via a rate determined by the Parent based on headcount and other risk factors.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Basis of Presentation: (continued)

In the opinion of management, these allocation methodologies are reasonable.

Income tax expense, income taxes payable, and deferred income tax assets and liabilities have been calculated and presented as if the Company was operating on a stand-alone business.  Historically, and up until the acquisition of the Company by Stamps.com Inc., the Parent filed consolidated income tax returns in the U.S. federal jurisdiction, the state of California and several other states, which included the Company’s taxable income.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments purchased with a remaining maturity of three months or less.

Concentration of Risk:

The Company offers high volume shipping technologies and solutions for shipping through relationships with the USPS and other postal partners.  While the Company does not expect any material changes to present agreements, these partners could decide to amend, renegotiate or terminate these arrangements in the future, which could have an adverse effect on the Company’s operations.

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company maintained its cash and cash equivalents and restricted cash at three financial institutions at September 30, 2015, December 31, 2014 and 2013.  The Company is exposed to credit risk in the event of default by the financial institution to the extent cash deposits are in excess of the amount that is insured by the Federal Deposit Insurance Corporation.  The Company has not experienced any losses on its deposits since inception.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Property and Equipment:

Property and equipment are stated at cost, less accumulated depreciation and amortization.  The Company depreciates furniture and fixtures and computer equipment using the straight-line method over estimated useful lives of the assets, generally five to ten years.

Intangible Assets:

Intangible assets consist of trademarks, patents and customer relationships identified in the acquisition of the Company by the Parent in 2007.  Amortization is computed using the straight-line method over a useful life of ten years for trademarks and patents and four years for customer relationships.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of their carrying cost amount or fair value less cost to sell.  The Company did not record any impairment of long-lived assets during the nine months ended September 30, 2015 or the years ended December 31, 2014 and 2013.

Deferred Revenue:

Deferred revenue generally relates to service fee revenue and arises due to the timing of payment versus the provision of services for certain customers billed in advance.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Revenue Recognition:

The Company primarily derives revenue from monthly subscription and transaction fees which are recognized in the period that services are provided.

Customers typically pay face value for postage purchased for use through the Company’s mailing and shipping software, and the funds are transferred directly from the customers to the USPS.  Revenue is not recognized by the Company, as it is purchased by customers directly from the USPS.

The Company also derives revenue from customer parcel insurance purchases through Company software.  Insurance revenue represents the gross amount charged to the customer for purchasing insurance and is recognized in the period the insurance label is printed by the customer.

The Company also derives revenue from sales of shipping supplies via the Company’s online stores and big box retail outlets.

Cost of Revenue:

Cost of revenue consists principally of service and support labor costs, credit card and processing fees, insurance broker fees and application hosting while performing the Company’s services.

Advertising Costs:

The Company expenses advertising costs as they are incurred and they are included in sales and marketing expense in the accompanying statements of income.  During the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013, total advertising costs were $2,401,617, $3,253,652 and $2,656,182, respectively.

Research and Development Costs:

Research and development costs are expensed as incurred and consist primarily of compensation for personnel involved in the development of the Company’s services, consulting services and other direct expenses.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Income Taxes:

The Company accounts for income taxes using the asset and liability method.  Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences.  A valuation allowance is provided against the Company’s deferred income tax assets when realization is not reasonably assured.

The Company periodically reviews the uncertainties and judgments related to the application of complex income tax regulations to determine income tax liabilities in several jurisdictions.  The Company uses a “more likely than not” criterion for recognizing an asset for unrealized income tax benefits or a liability for uncertain tax positions.  The Company has determined it has no material unrecognized assets or liabilities related to uncertain tax positions as of September 30, 2015.  The Company does not anticipate any significant changes in such uncertainties and judgments during the next twelve months.  The Company recognizes interest and penalties related to unrecognized tax liabilities as interest expense and as an accrued liability.

The Parent files consolidated income tax returns in the U.S. federal jurisdiction, the state of California and several other states, which include the Company’s taxable income.  Management believes the Parent is no longer subject to U.S. federal, state and local examinations by tax authorities for years before 2012.

Stock-Based Compensation:

The Company’s employees were eligible to participate in the stock-based compensation plans offered by the Parent.  The stock-based compensation expense was calculated by the Parent and the expense related to the Company’s participants was charged to the Company.  The stock-based compensation expense, as calculated by the Parent, is adjusted for estimated forfeitures and is recognized on a straight-line basis over the requisite service period of the award, which is generally one to three years for restricted stock units and performance-based restricted stock units.  The Parent estimated future forfeiture rates based on its historical experience.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

2.	Significant Accounting Policies (continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses in the financial statements and accompanying notes.  Key estimates in the financial statements include the allowance for doubtful accounts, estimated useful lives of property and equipment and intangible assets, impairment of long lived assets, certain accrued expenses, deferred income taxes, the fair value of restricted stock grants and the allocation methodology used by the Parent to allocate indirect costs.  Actual results could differ from those estimates.

Recent Accounting Pronouncement not yet Effective:

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers.  This accounting standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers to reflect the consideration to which the entity expects to be entitled to in exchange for goods and services.

The standard will replace most existing revenue recognition guidance accounting principles generally accepted in the United States of America.  Topic 606 is effective for the Company as of January 1, 2019, and permits the use of either a retrospective or cumulative effect transition method. The Company has not selected a transition method and is currently evaluating the effect Topic 606 will have on its financial statements and related disclosures.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

3.	Balance Sheet Details

Property and Equipment:

Property and equipment consists of the following at:

	September 30, 2015	December 31, 2014	December 31, 2013
Computer equipment and software	$6,098,683	$4,676,111	$3,460,080
Furniture and fixtures	595,177	534,570	428,920
Construction in progress	-	397,832	-
	6,693,860	5,608,513	3,889,000
Less accumulated depreciation	3,502,132	2,809,800	2,036,690
	$3,191,728	$2,798,713	$1,852,310

Intangible Assets:

Intangible assets consist of the following at:

	September 30, 2015	December 31, 2014	December 31, 2013

Trademarks	$2,400,000	$2,400,000	$2,400,000
Patents	6,200,000	6,200,000	6,200,000
Customer lists	850,000	850,000	850,000
	9,450,000	9,450,000	9,450,000
Less accumulated amortization	7,715,317	6,971,880	5,980,633
	$1,734,683	$2,478,120	$3,469,367

Amortization expense, which is based on the value of the intangible assets and their estimated useful lives, is expected to be as follows for future periods:

Three months ending December 31, 2015	$247,813
Years ending December 31:
2016	991,250
2017	495,620
$1,734,683

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

3.	Balance Sheet Details (continued)

Accrued Expenses and Other Liabilities:

Accrued expenses consist of the following at:

	September 30, 2015	December 31, 2014	December 31, 2013
Accrued personnel expenses	$3,426,142	$3,000,265	$2,570,080
Other current liabilities	3,066,947	2,752,472	3,222,682
	$6,493,116	$5,752,737	$5,792,762

4.	Income Taxes

The provision for income taxes consists of the following for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013:

	September 30, 2015	December 31, 2014	December 31, 2013
Current
Federal	$1,708,000	$2,600,000	$3,362,000
State	444,000	723,000	914,000
	2,152,000	3,323,000	4,276,000
Deferred
Federal	(377,000)	(366,000)	(397,000)
State	(98,000)	(95,000)	(104,000)
	(475,000)	(461,000)	(501,000)
Total	$1,677,000	$2,862,000	$3,775,000

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

4.	Income Taxes (continued)

The components of the Company’s deferred income taxes are as follows at September 30, 2015 and December 31, 2014 and 2013:

	September 30, 2015	December 31, 2014	December 31, 2013
Amortization	$(280,000)	$(599,000)	$(1,024,000)
Accrued expenses and deferred rent	637,000	481,000	471,000
Allowance for doubtful accounts	64,000	64,000	38,000

Total deferred tax assets (liabilities), net	$421,000	$(54,000)	$(515,000)

The following reconciles between the Company’s effective tax rate on income before income tax expense and the statutory federal income tax rate for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013:

	September 30, 2015	December 31, 2014	December 31, 2013
Statutory federal income tax rate	34.0%	34.0%	34.0%
State and local income taxes, net of federal tax benefit	10.3%	10.0%	9.4%
Nondeductible expenses (meals and entertainment and restricted stock expense)	5.5%	4.4%	2.3%
Other	(1.5%)	(0.4%)	(0.4%)
Total	48.3%	48.0%	45.3%

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

5.	Commitments and Contingencies

Lease Commitments:

The Company leases its operating facilities under four non-cancelable operating leases, which expire at various dates through October 2018.  Under the terms of the leases, the Company is responsible for certain insurance, property taxes and maintenance expenses.  Rent expense under the operating lease amounted to $1,527,001 in 2015 ($1,459,163 in 2014 and $1,327,917 in 2013).

Future minimum lease payments under the non-cancelable operating lease agreements consist of the following at September 30, 2015:

Three Months Ending December 31, 2015	$548,000
Years Ending December 31:
2016	2,216,000
2017	2,266,000
2018	1,933,000
$6,963,000

Letter of Credit:

The Mountain View office lease requires the Company to maintain a clean, irrevocable, and freely transferable letter of credit in the amount of $450,000. In May 2015, the Company obtained, to the benefit of the landlord, a standby letter of credit with a sublimit of $450,000.

Legal Matters:

From time to time, the Company may be involved in legal disputes in the ordinary course of business.  As of the date of the audit report, management is not aware of any outstanding legal claims that would have a material adverse effect on the Company’s financial position or results from operations.

6.	Common Stock

The Company is authorized to issue 100,000 shares of common stock with no par value.  As of September 30, 2015, December 31, 2014 and 2013, 1,676 shares of common stock were issued and outstanding to the Parent.

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

7.	Stock-Based Compensation

The Company’s employees were eligible to participate in the stock-based compensation plans offered by the Parent.  The Parent accounts for stock-based compensation pursuant to relevant authoritative guidance, which requires measurement of compensation cost for all stock awards at fair value on the date of grant and recognition of compensation, net of estimated forfeitures, over the requisite service period for awards expected to vest.

Stock-based compensation is primarily derived from three types of restricted stock units: time-based, performance-based units and stock-price based units.  Time-based restricted stock units either vest with a cliff or vest ratably over one to three years.  Performance-based restricted stock units generally entitle recipients to shares of the Parent’s common stock equal to 0% up to 200% of the number of units granted at the vesting date, depending on the level of achievement of the specified conditions.  Stock-price based restricted stock units entitle the recipient to shares of the Parent’s common stock if specified market and service conditions are achieved and vest no earlier than one year from the date of grant and no later than seven years from the date of grant.  The grant date fair value of these awards is estimated using Monte Carlo simulation, with the primary input into such valuation being the expected future volatility of the Parent’s common stock, and if applicable, the volatilities of the common stocks of the companies in the Parent’s peer group, upon which the relative total shareholder return performance is measured.  The fair values of these awards generally approximate the fair value of the Parent’s common stock on the date of grant.

Activity under the Parent’s Plan relating to restricted stock units granted to the Company’s employees is as follows:

	Number of Units	Weighted- Average Grant Date Fair Value
Outstanding, December 31, 2012	51,276	$17.94
Granted	35,190	27.08
Vested	(11,572)	14.06
Outstanding, December 31, 2013	74,894	22.83
Granted	13,055	30.82
Vested	(23,250)	22.21
Outstanding, December 31, 2014	64,699	24.67
Granted	10,600	38.68
Vested	(27,058)	19.47
Outstanding, September 30, 2015	48,241	$30.67

See Independent Auditors’ Report

PSI Systems, Inc. (dba Endicia)
Notes to Financial Statements

7.	Stock-Based Compensation (continued)

Future stock-based compensation for these awards was expected to be $653,051 at September 30, 2015.  Upon acquisition of the Company by Stamps.com Inc., employees were compensated in cash by the Parent for vested restricted stock units and all restricted stock units were canceled.

8.	Employee Benefit Plan

The Company’s employees are eligible to participate in the 401(k) plan offered by the Parent under which employees may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code.  The Company’s contributions to the plan are at the discretion of management.  In 2015, matching contributions totaled $947,858 ($1,146,823 in 2014 and $940,759 in 2013).

9.	Subsequent Events

Subsequent events have been evaluated through the date of the independent auditors’ report, which is the date the financial statements were approved by the Company and available to be issued.  Except for the acquisition of the Company by Stamps.com Inc., no other subsequent events were identified requiring disclosure.

See Independent Auditors’ Report